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                                                                      EXHIBIT 11



                          SIMULA, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE



                                                                    Three Months Ended March 31,
                                                                   ------------------------------
                                                                      1997               1996
                                                                   -----------        -----------
(Loss) earnings before cumulative effect of a change
     in accounting principle                                       $  (566,137)       $   121,932
Cumulative effect on prior years (to December 31, 1995)
     of changing accounting for pre-contract costs                                     (3,239,948)
                                                                   -----------        -----------
 Net loss                                                          $  (566,137)       $(3,118,016)
                                                                   ===========        ===========

Number of shares:
     Weighted average shares outstanding                             8,996,495          8,893,229
     Incremental shares for outstanding stock options                        0                  0
     Incremental shares for outstanding stock warrants                       0                  0
                                                                   -----------        -----------
                                                                     8,996,495          8,893,229
                                                                   ===========        ===========

Per share amounts:
     (Loss) earnings before cumulative effect of a change          $      (.06)       $       .01
          in accounting principle
     Cumulative effect on prior years (to December 31, 1995)
          of changing accounting for pre-contract costs                                      (.36)
                                                                   -----------        -----------
     Net loss                                                      $      (.06)       $      (.35)
                                                                   ===========        ===========